Exhibit 23.4

Deloitte & Touche LLP Saltire Court 20 Castle Terrace Edinburgh EH1 2DB Tel: +44(0) 131 221 0002 Fax: +44 (0) 131 535 7888 DX 553050 Edinburgh 18 www.deloitte.co.uk

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 23 February 2005, relating to the financial statements of The Royal Bank of Scotland Group plc appearing in the Annual Report on Form 20-F for the year ended 31 December 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Edinburgh
8 April 2005

Audit•Tax•Consulting•Corporate Finance•

Deloitte & Touche LLP is a limited liability partnership registered in England and Wales with registered number OC303675. A list of members’ names is available for inspection at Stonecutter Court,
1 Stonecutter Street, London EC4A 4TR, United Kingdom, the firm’s principal place of business and registered office. Deloitte & Touche LLP is authorised and regulated by the Financial Services Authority.

Member firm Deloitte Touche Tohmatsu